Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. §1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of ABIOMED, Inc. (the “Company”) for the year ended March 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned Director, Chairman, President and Chief Executive Officer and Vice President, Chief Financial Officer of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to Section 1350 of Chapter 63 of title 18 of the United States Code (18 U.S.C. 1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ MICHAEL R. MINOGUE	/S/ TODD A. TRAPP
Michael R. Minogue	Todd A. Trapp
Chairman, President and Chief Executive Officer (Principal Executive Officer)	Vice President and Chief Financial Officer (Principal Financial Officer)
Date: May 21, 2020	Date: May 21, 2020